UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 25, 2010
THORATEC CORPORATION
(Exact name of registrant as specified in its charter)
California
(State of Other Jurisdiction of Incorporation)

000-49798	94-2340464

(Commission File Number)	(IRS Employer Identification
Number)
6035 Stoneridge Drive
Pleasanton, California 94588
(Address of principal executive offices including zip code)

(925) 847-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 8.01 Other Events
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-99.1

ITEM 1.01 Entry into a Material Definitive Agreement.
     On April 25, 2010, Thoratec Corporation, a California corporation (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Radiometer America Inc. (“Radiometer”). Pursuant to the Purchase Agreement and subject to the terms and conditions therein, the Company will sell its wholly-owned subsidiary, International Technidyne Corporation, a Delaware corporation (“ITC”), to Radiometer for $110 million in cash, subject to certain purchase price adjustments as set forth in the Purchase Agreement. In addition, the Company has the opportunity to receive annual earn-out payments for fiscal years 2010, 2011 and 2012 upon ITC exceeding a specified annual gross profit threshold in any such year for its Alternate Site products as set forth in the Purchase Agreement. The closing of the transaction is conditioned upon receipt of customary regulatory approvals and the absence of certain specified actions by governmental authorities as set forth in the Purchase Agreement. The transaction is currently expected to close by the conclusion of the second quarter of 2010.
     The description of the Purchase Agreement is qualified in its entirety by reference to the full text of the document, a copy of which is attached as Exhibit 2.1 hereto.
     The Purchase Agreement contains representations and warranties that the parties made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties, the Purchase Agreement is not intended to be a source of factual, business or operational information about any of the parties thereto. The representations and warranties were made as of specific dates, only for purposes of the proposed transactions, and solely for the benefit of the parties to the Purchase Agreement. These representations and warranties may be subject to limitations agreed between the parties, including being qualified by disclosures between the parties. The representations and warranties may have been made to allocate risks among the parties, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.
     Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of these representations and warranties.
ITEM 8.01 Other Events.
     On April 26, 2010, the Company issued a press release announcing that it had entered into the Purchase Agreement. This press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Exhibit

2.1	Stock Purchase Agreement, dated as of April 25, 2010, by and between Thoratec Corporation and Radiometer America Inc.

99.1	Press Release, dated April 26, 2010, issued by Thoratec Corporation

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS — Many of the preceding paragraphs, particularly but not exclusively those addressing future performance or timelines for regulatory approvals, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “believes,” “views,” “expects,” “plans,” “hopes,” “could,” “will,” and other similar words. Actual results, events or performance (including the ability of Thoratec to be paid the earn-out payments pursuant to the Purchase Agreement) could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to merger, acquisition or divestiture activities, regulatory approvals, the development of new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of existing markets for our products, the results of enrollment in and timing of clinical trials, the effects of FDA regulatory requirements and the effects of healthcare reimbursement and coverage policies. Forward-looking statements contained in this communication should be considered in light of these factors and those factors discussed from time to time in Thoratec’s public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, “Risk Factors,” in Thoratec’s most recent annual report on Form 10-K, and as may be updated in subsequent SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORATEC CORPORATION
By:	/s/ Gerhard F. Burbach
Gerhard F. Burbach
President and Chief Executive Officer

Date: April 25, 2010

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Stock Purchase Agreement, dated as of April 25, 2010, by and between Thoratec Corporation and Radiometer America Inc.

99.1	Press Release, dated April 26, 2010, issued by Thoratec Corporation